Exhibit 99.1

news release

Contacts:
Phoenix Technologies Ltd.	Sapphire Investor Relations, LLC
Randall Bolten, SVP & CFO	Maria Riley
408-570-1000	408-570-1319
Investor_Relations@phoenix.com	Investor_Relations@phoenix.com

For Immediate Release

Phoenix Technologies Ltd. Reports Fiscal 2004 Fourth

Quarter & Year End Financial Results

MILPITAS, CA: October 28, 2004 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the company driving the global core system software standard in PC systems and connected digital devices for 25 years, today reported its fourth quarter and year-end financial results.

For the fiscal quarter ended September 30, 2004, the Company announced revenue of $24.5 million, operating income of $3.0 million, and net income of $2.6 million, or $0.10 per diluted share. These figures compare to revenue of $23.1 million, operating income of $1.6 million, and net income of $912,000, or $0.04 per diluted share in the quarter ended June 30, 2004. Revenue from new businesses, including applications and non-PC devices, accounted for approximately 24% of total revenues, approximately the same as in the prior quarter.

For the fiscal year ended September 30, 2004, revenue was $86.8 million, operating income was $3.1 million, and net income was $449,000, or $0.02 per diluted share.

“We are pleased by our third consecutive quarter of operating profitability,” said Albert E. Sisto, Chairman, President and CEO. “The past few years have been challenging for Phoenix, as the Internet radically changed the nature of digital devices, and required us to realign our resources and transform our capabilities. Today our financial results reflect a significant contribution from this effort, as OEMs are increasingly turning to standard off-the-shelf x.86-based components. We are gaining acceptance in the market for our application software products that are built-in with the core system software. Through this transition we have made progress and strengthened our core business. Our unit prices have remained strong, while the prices of a PC and all of its components have dropped dramatically.”

The Company’s cash and short–term investments, as of September 30 2004, were $59.8 million. The Company reported operating expenses of $17.6 million, which included a credit of $195,000 for restructuring charges, compared to $17.8 million, which included $199,000 in expense for restructuring charges, in the quarter ended June 30, 2004.

The Company will conduct its regularly scheduled financial announcement earnings conference call on Thursday, October 28, 2004, at 1:30 p.m. PDT. Investors are invited to listen to a live audio web cast of Phoenix’s quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available approximately 30 minutes after the conclusion of the call. The replay will remain available for 15 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until November 2 at 9:00 p.m. PST and can be accessed by dialing 800-642-1687 or 706-645-9291 and entering conference number 1144861.

About Phoenix

Phoenix Technologies develops a complete product suite of Core System Software, tools and applications to deliver trusted, seamless computing to digital devices for an Internet-connected world. Phoenix Technologies helped launch the PC industry nearly 25 years ago. Today we are extending our leadership and knowledge at the core of machines, beyond the PC to a wide range of platforms and devices.

Phoenix Core System Software has set the standard for the world’s leading branded PC OEMs and their global network of supply chain and software partners. Today, Phoenix solutions enable, secure, connect, and recover the world’s best-known systems. These solutions are built into the device core, where they are protected from viruses, user errors, hackers, and corruption. Phoenix is headquartered in Milpitas, Calif. (Silicon Valley), with offices in global business and technology centers. For more information, visit www.phoenix.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed January 7, 2004 and Form 10-Q filed on August 13, 2004.

Phoenix and Phoenix Technologies are registered trademarks of Phoenix Technologies Ltd.

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2004	September 30, 2003
Assets
Current assets:
Cash and short-term investments	$59,823	$47,246
Accounts receivable, net	23,871	22,761
Other current assets	6,268	7,773

Total current assets	89,962	77,780
Property and equipment, net	4,519	7,131
Computer software costs, net	7,922	11,275
Goodwill, net	13,433	12,933
Intangible assets, net	437	507
Other assets	4,612	6,837

Total assets	$120,885	$116,463

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,188	$1,392
Accrued compensation and related liabilities	5,535	7,669
Deferred revenue	9,642	3,296
Income taxes payable	3,136	4,185
Other accrued liabilities	3,765	6,066

Total current liabilities	24,266	22,608
Long-term obligations	3,590	2,464

Total liabilities	27,856	25,072
Stockholders’ equity:
Preferred stock	—	—
Common stock	32	31
Additional paid-in capital	180,525	179,055
Retained earnings	4,793	4,344
Accumulated other comprehensive loss	(1,878)	(1,596)
Less: Cost of treasury stock	(90,443)	(90,443)

Total stockholders’ equity	93,029	91,391

Total liabilities and stockholders’ equity	$120,885	$116,463

PHOENIX TECHNOLOGIES, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Twelve months ended September 30,
	2004	2003	2004	2003
Revenues	$24,478	$21,262	$86,750	$85,408
Cost of revenues	3,813	3,998	15,192	17,170

Gross Margin	20,665	17,264	71,558	68,238
Operating expenses:
Research and development	5,507	6,180	22,326	27,064
Sales and marketing	8,495	7,869	32,597	33,246
General and administrative	3,692	3,061	13,277	13,896
Amortization of acquired intangible assets	19	17	70	70
Stock-based compensation	102	98	280	290
Restructuring and related charges	(195)	2,779	(56)	8,793

Total operating expenses	17,620	20,004	68,494	83,359

Income (loss) from operations	3,045	(2,740)	3,064	(15,121)
Interest and other income (expense), net	321	(434)	193	20

Income (loss) before income taxes	3,366	(3,174)	3,257	(15,101)
Income tax expense	783	406	2,808	11,553

Net income (loss)	$2,583	$(3,580)	$449	$(26,654)

Income (loss) per share:
Basic	$0.10	$(0.15)	$0.02	$(1.09)
Diluted	$0.10	$(0.15)	$0.02	$(1.09)
Shares used in income (loss) per share calculation:
Basic	24,536	24,280	24,444	24,467
Diluted	24,748	24,280	24,799	24,467

Phoenix Technologies Ltd.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve months ended September 30,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$449	$(26,654)
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	7,274	8,066
Stock-based compensation	280	290
Loss from disposal of fixed assets	268	65
Deferred income tax	167	12,537
Change in operating assets and liabilities:
Accounts receivable	(1,110)	(8,149)
Prepaid royalties and maintenance	2,478	1,915
Other assets	218	(2,404)
Accounts payable	796	(299)
Accrued compensation and related liabilities	(2,134)	(1)
Deferred revenue	6,346	(884)
Income taxes	(181)	(4,614)
Accrued restructuring charges	(1,113)	3,397
Other accrued liabilities	(64)	(385)

Net cash provided by (used in) operating activities	13,674	(17,120)

Cash flows from investing activities:
Proceeds from sale of investments	195,320	354,202
Purchases of investments	(195,600)	(323,691)
Proceeds from the sale of fixed assets	38	—
Purchases of property and equipment	(1,545)	(3,744)
Acquisition of Businesses, Net of Cash and Cash Equivalents	(500)	—

Net cash (used in) provided by investing activities	(2,287)	26,767

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	1,191	964
Repurchase of common stock	—	(9,697)

Net cash provided by (used in) financing activities	1,191	(8,733)

Effect of exchange rate changes on cash and cash equivalents	(281)	531

Net increase in cash and cash equivalents	12,297	1,445
Cash and cash equivalents at beginning of period	26,601	25,156

Cash and cash equivalents at end of period	$38,898	$26,601